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                                                                      EXHIBIT 23


                             TECHNICLONE CORPORATION
                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-85628, 33-15102, 33-87662, 33-87664 and 333-17513 of Techniclone Corporation
on Form S-8 of our report dated June 15, 1998 (except for Note 12, as to which date is July 17, 1998) which includes an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-K of Techniclone Corporation for the year ended April 30, 1998.



/s/ Deloitte & Touche LLP

Costa Mesa, California
July 27, 1998


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